INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-45250 of Islamic Global Equity Fund on Form N-1A of our report dated August 8, 2001 appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading " Independent Auditors" in such Statement of Additional Information.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 1, 2001